Execution Copy

OMNIBUS TERMINATION AND RELEASE

(Aged Truck Revolving Loan Facility)

This OMNIBUS TERMINATION AND RELEASE (this “Termination”), dated as of February 8, 2008 is made by and among by and among U-HAUL LEASING & SALES CO., a Nevada corporation, as a Borrower, U-HAUL CO. OF ARIZONA, an Arizona corporation, as a Borrower, U-HAUL INTERNATIONAL, INC., a Nevada corporation, as a Borrower, as Servicer/Manager and as Guarantor, and MERRILL LYNCH COMMERCIAL FINANCE CORP., as Lender.

Recitals:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of March 12, 2007 (as amended, the “Credit Agreement”), by and among the parties hereto, the Lender has from time to time agreed to make to the Borrowers certain Loans, which Loans are evidenced by the Note;

WHEREAS, pursuant to that certain Guarantee, dated as of June 28, 2005, made by the Guarantor in favor of the Lender (as amended, the “Guarantee”), the Guarantor has guaranteed to the Lender the due and complete payment and performance by the Borrowers of their respective obligations under the Credit Agreement and the other Loan Documents;

WHEREAS, pursuant to that certain Amended and Restated Security Agreement, dated as of March 12, 2007, by and between the Borrowers and the Lender (“Security Agreement”), in order to secure the obligations of the Borrowers under the Credit Agreement, the Borrowers have granted a first priority perfected security interest to the Lender in certain Vehicles and other Collateral; and

WHEREAS, the Borrowers, the Guarantor and the Lender have mutually agreed to terminate the Facility and each of their respective obligations under the Credit Agreement, the Security Agreement, the Guarantee, and the other Loan Documents and Security Documents (collectively, the “Transaction Documents”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.                                 Definitions.  Capitalized terms used in this Termination and not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined).  Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Termination shall refer to this Termination as a whole and not to any particular provision of this Termination.

SECTION 2.                                 Payment of Outstanding Amount of Loans.  Each of the parties hereto hereby represent and acknowledge that on the date hereof there are no Loans outstanding.

SECTION 3.                                 Cancellation of Notes; Discharge of Borrowers’ and Guarantor’s Obligations.  After the date hereof, the Lender shall promptly deliver the Note to the Borrowers and the Borrowers shall cancel the Note.  The Lender hereby:

(i)            acknowledges that no unpaid amounts remain payable by the Borrowers or the Guarantor to or on behalf of the Lender pursuant to the Transaction Documents;

(ii)            releases (A) its security interest in any and all Collateral granted under the Security Agreement and other Security Documents, and (B) to the Borrowers without recourse and without any representation or warranty of any kind, all right, title and interest, if any, in and to any and all Collateral;

(iii)            agrees that its interests under the Transaction Documents shall and hereby do terminate; and

(iv)            cancels and discharges any and all of the Borrowers’ respective liabilities related to the Note or any and all obligations and liabilities owed to the Lender under the other Transaction Documents;

provided, however, that the Lender acknowledges and agrees that in accordance with Section 12.05 of the Credit Agreement, the provisions of Sections 5.09, 5.10 and 12.03 and Article XI of the Credit Agreement shall survive and remain in full force and effect notwithstanding the termination of the Credit Agreement and the other Transaction Documents.

SECTION 4.                                 Discharge of Lender’s Obligations.  Each Borrower and the Guarantor, individually, hereby:

(i)            agrees that its respective interests under the Transaction Documents shall and hereby do terminate;

(ii)            cancels and discharges any and all of the Lender’s obligations and liabilities owed to it under the Transaction Documents, including but not limited to the Commitments;

provided, however, that each of the Borrowers and the Guarantor acknowledges and agrees that in accordance with Section 12.05 of the Credit Agreement, the provisions of Sections 5.09, 5.10 and 12.03 and Article XI of the Credit Agreement shall survive and remain in full force and effect notwithstanding the termination of the Credit Agreement and the other Transaction Documents.

SECTION 5.                                 Termination Payment; No Claims.  On the date hereof, the Lender agrees to pay to U-Haul International, Inc. an amount equal to $1,777,000.00 (the “Termination Payment”) by wire transfer of immediately available funds to U-Haul International Inc.’s account at: JP Morgan Chase Bank; Phoenix, AZ; ABA# 1221 0002 4; For benefit of: U-Haul; Account # 42 4903.  Each Borrower and the Guarantor, individually, hereby represents and warrants that upon receipt by U-Haul International of the Termination Payment, such person has no claim of any kind against the Lender in connection with this Termination or any of the Transaction Documents.

SECTION 6.                                 Further Assurances; Costs.  Each party hereto agrees that it shall, at any time and from time to time, promptly and duly execute and deliver any and all such instruments and documents of further assurance and all such supplemental instruments and take such further action as the Borrowers may reasonably request to carry out the purposes and intent of this Termination.  Without limiting the generality of the foregoing, the Lender hereby authorizes each of the Borrowers, the Custodian and the Servicer/Manager to (i) file all necessary termination statements relating to UCC-1 financing statements filed in connection with the Transaction Documents, (ii) amend or reissue the Certificate of Title for each Vehicle comprising Collateral that notes the lien of the Lender under the Transaction Documents, or (iii) terminate any notice of lien or other filing made in a state motor vehicle filing office relating to the lien of the Lender under the Transaction Documents.  The Lender acknowledges that the Limited Power of Attorney, dated August 9, 2005, given by the Lender to U-Haul Co. of Arizona shall continue in effect for as long as reasonably necessary to carry out the authorizations described in the preceding sentence, not to exceed one year from the date hereof, whereupon it shall be deemed revoked.  Each party shall bear its own costs and expenses incurred in connection with this Termination, including but not limited to any fees and expenses of outside counsel, and any filing fees or similar costs related to terminating financing statements, removing lien notations from or reissuing Certificates of Title, or terminating notices of liens or other filings made in various state motor vehicle filing offices.

SECTION 7.                                 Binding Effect.  This Termination shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 8.                                 Execution in Counterparts.  This Termination may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 9.                                 Governing Law.  This Termination shall be construed in all respects in accordance with, and governed by the internal laws (as opposed to conflicts of law provisions) of the State of New York. Whenever possible, each provision of this Termination shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Termination shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Omnibus Termination and Release as of the day and year first above set forth.

U-HAUL LEASING & SALES CO., as a Borrower

U-HAUL CO. OF ARIZONA, as a Borrower

U-HAUL INTERNATIONAL, INC., as a Borrower, as Servicer/Manager, Guarantor and as Custodian

MERRILL LYNCH COMMERCIAL FINANCE CORP., as Lender